As filed with the Securities and Exchange Commission on November 10, 2004

Registration No. 333-39185

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Cadmus Communications Corporation

(Exact name of registrant as specified in its charter)

Virginia	54-1274108
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1801 Bayberry Court, Suite 200 Richmond, Virginia	23226
(Address of principal executive offices)	(Zip Code)

LANCASTER PRESS, INC. UNION SAVINGS PLAN AND TRUST

(Full title of the plan)

Lisa S. Licata

Senior Vice President of Human Resources and Corporate Secretary

Cadmus Communications Corporation

1801 Bayberry Court, Suite 200

Richmond, Virginia 23226

(804) 287-5680

(Name, address and telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

Wallace M. Starke

Troutman Sanders LLP

1111 East Main Street

Richmond, Virginia 23219

Telephone: (804) 697-1369

Facsimile: (804) 698-5177

Pursuant to rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

EXPLANATORY NOTE

Pursuant to its registration statement on Form S-8 (Registration No. 333-39185), Cadmus Communications Corporation (the “Registrant”) registered 10,000 shares of its common stock to be issued in connection with the Lancaster Press, Inc. Union Savings Plan and Trust (the “Plan”). On August 17, 2004, the Registrant’s Board of Directors adopted a resolution stating that the Plan would be merged with and into the Cadmus Thrift Savings Plan. As of October 1, 2004, there were 589 shares of common stock available for grant under the Plan. Effective October 5, 2004, the assets of the Plan were merged with and into the Cadmus Thrift Savings Plan, also registered on Form S-8 (Registration No. 033-56653).

Concurrent herewith, the Registrant is filing an Amendment No. 1 to its registration statement on Form S-8 (Registration No. 033-56653) for the Cadmus Thrift Savings Plan and a new registration statement on Form S-8 to include the 589 shares of common stock.

Therefore, this Registration Statement no longer includes the shares issued under the Plan or the interests in the Plan.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to registration statement (File No. 333-39185) to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, the Commonwealth of Virginia on this 10th day of November, 2004.

CADMUS COMMUNICATIONS CORPORATION
(Registrant)

By:	/s/ BRUCE V. THOMAS
Bruce V. Thomas
President and Chief Executive Officer

POWERS OF ATTORNEY

AND

SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bruce V. Thomas, Paul K. Suijk and Lisa S. Licata, and each of them, with full power of substitution, as his attorneys-in-fact and agents for him and in his name and on his behalf as a director and/or officer of Cadmus Communications Corporation to prepare, execute and file any and all amendments, including post-effective amendments, or supplements to the underlying registration statement on Form S-8 (Registration No. 333-39185), and other documents (including any necessary amendments thereof) which such attorneys-in-fact may deem appropriate or necessary and to cause the same to be filed with the Commission.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ BRUCE V. THOMAS Bruce V. Thomas	President, Chief Executive Officer and Director (Principal Executive Officer)	November 10, 2004

/s/ PAUL K. SUIJK Paul K. Suijk	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 10, 2004

/s/ MARTINA L. BRADFORD Martina L. Bradford	Director	November 10, 2004

Thomas E. Costello	Director	November 10, 2004

/s/ ROBERT E. EVANSON Robert E. Evanson	Director	November 10, 2004

/s/ G. WADDY GARRETT G. Waddy Garrett	Director	November 10, 2004

/s/ KEITH HAMILL Keith Hamill	Director	November 10, 2004

/s/ EDWARD B. HUTTON, JR. Edward B. Hutton, Jr.	Director	November 10, 2004

/s/ THOMAS C. NORRIS Thomas C. Norris	Chairman of the Board	November 10, 2004

/s/ NATHU R. PURI Nathu R. Puri	Director	November 10, 2004

/s/ JAMES E. ROGERS James E. Rogers	Director	November 10, 2004

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of the Lancaster Press, Inc. Union Savings Plan and Trust has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Henrico, Commonwealth of Virginia, on the 10th day of November, 2004.

LANCASTER PRESS, INC. UNION SAVINGS PLAN AND TRUST

By:	/s/ Bruce V. Thomas
Name:	Bruce V. Thomas
Title:	Chairman and Chief Executive Officer, CADMUS JOURNAL SERVICES, INC., Plan Administrator